UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, massachusetts 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2020, Ribbon Communications, Inc. (“Ribbon” or the “Company”), Ribbon Communications Operating Company, Inc. (“RCOCI”), and Ribbon 0Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”) entered into a Purchase Agreement (the “Purchase Agreement”) with American Virtual Cloud Technologies, Inc. (“AVCT”), pursuant to which AVCT has agreed to purchase the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications business) (the “Business”) by acquiring certain of the Sellers’ and their respective affiliates assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

Under the terms of the Purchase Agreement, AVCT has agreed to issue to Ribbon 13.0 million shares of AVCT’s common stock (the “Issued Shares”), subject to certain adjustments, as consideration for the Transaction (the “Purchase Price”).

In connection with the Transaction, AVCT is contemplating an equity offering (the “Equity Offering”) and in the event AVCT is successful in raising at least $100.0 million in the Equity Offering, AVCT will sell additional securities in the Equity Offering resulting in proceeds in an amount up to the value of 20% of the Issued Shares being issued to Ribbon, with the value of each Issued Share being equal to (i) the value of the AVCT common stock or other securities convertible into a share of AVCT common stock that is being sold in the Equity Offering, or (ii) in the event another form of securities is being offered in the Equity Offering, or if the Equity Offering is consummated more than five days prior to the Closing, the volume weighted average price of AVCT common stock for the 10 trading days immediately prior to the Closing (the equivalent shares sold, “Sold Shares”). AVCT will deliver to Ribbon, as part of the Purchase Price, the gross proceeds from the sale of additional securities in the Equity Offering in excess of $100.0 million, in lieu of the Sold Shares at the Closing. In the event that AVCT’s Pro Forma Total Enterprise Value (as defined in the Purchase Agreement), after taking into account the Equity Offering proceeds, would be below $275.0 million, AVCT and Ribbon have agreed to negotiate a potential change in the number of Issued Shares. If an agreement cannot be reached on any change in the number of Issued Shares, AVCT will not proceed with the Equity Offering.

The obligations of each of the Ribbon Parties and AVCT are subject to specified conditions, including, among other matters: (i) the approval by AVCT’s shareholders of the issuance to Ribbon of the Issued Shares (the “Share Issuance”), (ii) the successful completion of the Equity Offering, and (iii) the absence of any injunctions being entered into or law being adopted that would make the Transaction illegal.

The Purchase Agreement contains customary representations and warranties from the Ribbon Parties and AVCT. It also contains customary covenants, including covenants providing for each of the parties to use its commercially reasonable efforts to cause the Transaction to be consummated, and for each of the Sellers and AVCT to carry on their respective businesses in the ordinary course of business consistent with past practice during the period between the execution of the Purchase Agreement and the Closing. The Sellers have also agreed not to initiate, solicit, knowingly encourage the submission of any proposal or offer relating to alternate transactions or, engage in any discussions or negotiations with respect to alternate transactions regarding the Business, during the period between the execution of the Purchase Agreement and the Closing.

The Purchase Agreement contains termination rights for each of the Sellers and AVCT, including, without limitation, in the event that (i) the Transaction is made illegal or any governmental entity issues a non-appealable final order permanently enjoining the Transaction; (ii) the Transaction is not consummated by December 4, 2020; or (iii) the other party breaches its representations, warranties or covenants under the Purchase Agreement which would give rise to the failure of a closing condition and such breach is not cured with 30-days of receipt of written notice of such breach.

The Purchase Agreement provides that Ribbon will be entitled to receive a termination fee of $1.0 million if the Purchase Agreement is terminated under certain circumstances at a time when the Equity Offering has not been completed.

The Purchase Agreement contemplates that Ribbon and AVCT will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) at the Closing pursuant to which Ribbon will receive customary registration rights with respect to the Issued Shares. In addition, under the Investor Rights Agreement, so long as Ribbon holds at least 25% of the shares of AVCT common stock issued to Ribbon at Closing, Ribbon will have the right to nominate one director to the AVCT board of directors. The Investor Rights Agreement also provides that each of Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC (each, a “Significant Stockholder”) will agree to support AVCT’s obligation to nominate and have elected Ribbon’s director nominee.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Voting Agreements

Simultaneously with the execution of the Purchase Agreement, the Ribbon Parties entered into voting agreements (the “Voting Agreements”) with each Significant Stockholder. The Significant Stockholders hold in the aggregate approximately 70% of AVCT’s outstanding shares. Pursuant to the Voting Agreements, each Significant Stockholder has agreed, with respect to all of the voting securities of AVCT that such Significant Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Share Issuance. The Voting Agreements will terminate on the date the Purchase Agreement is terminated in accordance with its terms or upon the consummation of the Transaction.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 5, 2020, the Company issued a press release announcing the Transaction. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

       The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

2.1	Purchase Agreement, dated August 5, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and American Virtual Cloud Technologies, Inc.

10.1	Voting Agreement, dated August 5, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Pensare Sponsor Group, LLC

10.2	Voting Agreement, dated August 5, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Stratos Management Systems Holdings, LLC

99.1	Press Release dated August 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020	Ribbon Communications Inc.

	By:	/s/ Patrick Macken
Name: Patrick Macken
Title: Executive Vice President and Chief Legal Officer